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                                                                   EXHIBIT 10.26

                                3COM CORPORATION

                       BRUCE CLAFLIN EMPLOYMENT AGREEMENT

   This Agreement is made by and between 3Com Corporation (the "Company"), and Bruce Claflin ("Executive").

   DUTIES AND SCOPE OF EMPLOYMENT.

     (a) POSITIONS; CEO EMPLOYMENT COMMENCEMENT DATE; DUTIES. Executive's coverage under this Agreement shall commence upon the date this Agreement has been signed by both parties hereto. On January 1, 2001 (the "CEO Employment Commencement Date"), Executive shall be promoted to Chief Executive Officer. As of the CEO Employment Commencement Date, the Company shall employ the Executive as the President and Chief Executive Officer of the Company reporting to the Board of Directors of the Company (the "Board"). The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Board.

     (b) OBLIGATIONS. During the Employment Term, Executive shall devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof, without the approval of the Board, unless there is a conflict of interest.

     (c) EMPLOYEE BENEFITS. During the Employment Term, Executive shall be eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

   AT-WILL EMPLOYMENT. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein and in the Management Retention Agreement previously entered into by and between Executive and the Company (the "Management Retention Agreement"), Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

   COMPENSATION.

     (d) BASE SALARY. While employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $750,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's Base Salary shall be reviewed

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annually by the Compensation Committee of the Board for possible adjustments in light of Executive's performance and competitive data.

     (e) BONUSES. Executive shall be eligible to earn a target bonus under the Company's Short-Term Cash Incentive Plan equal to 100% of Base Salary (the "Target Bonus"). Executive's performance shall be evaluated by the Compensation Committee of the Board of Directors based upon performance criteria specified by that committee. The actual bonus may be smaller or greater than the Target Bonus, based on the Compensation Committee's satisfaction with the achievement levels.

     (f) STOCK OPTION. As of the CEO Employment Commencement Date, Executive shall be granted a stock option (the "Stock Option") to purchase a total of one million (1,000,000) shares of Company common stock with a per share exercise price equal to 100% of the fair market value on date upon which this Agreement has been executed by both parties. The Stock Option shall be for a term of ten years (or shorter upon termination of employment or consulting relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein and in the Management Retention Agreement, shall vest as to 25% of the shares (i.e., 250,000 shares) on each anniversary of the CEO Employment Commencement Date, so as to be 100% vested on the four year anniversary thereof, conditioned upon Executive's continued employment or consulting relationship with the Company as of each vesting date. Except as specified otherwise herein, the Stock Option is in all respects subject to the terms, definitions and provisions of the Company's 1983 Stock Option Plan and the standard form of stock option agreement thereunder, which documents are incorporated herein by reference. Executive shall be considered for annual stock option grants according to the competitive market, as is currently the practice at the Company. Executive shall have one year following termination of employment to exercise the Stock Option and all stock options granted to him by the Company, including stock options granted prior to as well as on or after the CEO Employment Commencement Date. All of Executive's stock options shall vest 100% if they are not assumed (or equivalent options substituted) in a Change of Control as defined in the Management Retention Agreement.

     (g) RESTRICTED STOCK. On the Employment Commencement Date, Executive shall purchase one hundred thousand (100,000) shares of the Company's Common Stock (the "Restricted Stock"), at a price per share equal to 100% of the par value of the shares on the date of purchase. Subject to accelerated vesting as provided elsewhere in this Agreement and in the Management Retention Agreement, the Restricted Stock shall vest as to 25% of the shares (i.e., 25,000 shares) on each anniversary of the CEO Employment Commencement Date, so as to be 100% vested on the four year anniversary thereof, conditioned upon Executive's continued employment or consulting relationship with the Company as of each vesting date. This purchase is subject to Executive entering into the Company's form of Restricted Stock Purchase Agreement which provides the Company with the right to purchase unvested shares at the original purchase price in the event of Executive's termination of employment or consulting relationship and other standard terms and conditions, subject to accelerated vesting as specified in
Section 3(e) hereof.


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     (h) SEVERANCE.

         (i) VOLUNTARY TERMINATION FOR GOOD REASON; INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE. If Executive's employment with the Company terminates due to (i) a "Voluntary Termination for Good Reason" (as defined in the Management Retention Agreement) where the grounds for the Good Reason are not cured by the Company within 30 days following receipt of written notice specifying the grounds from Executive, or (ii) an involuntary termination by the Company other than for "Cause" (as defined in the Management Retention Agreement), then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company and not breaching the terms of Section 10 hereof, (i) all of Executive's Company stock options and restricted stock shall immediately accelerate vesting as to 50% of the then unvested shares, (ii) Executive shall receive continued payments of two year's Base Salary plus Target Bonus, less applicable withholding, in accordance with the Company's standard payroll practices, (iii) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") for the lesser of (A) eighteen (18) months from the date of Executive's termination of employment, or (B) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer.

   "Voluntary Termination for Good Reason" and "Cause" are defined in the Management Retention Agreement and such definitions are incorporated herein by reference, amended as follows for purposes of both this Agreement and the Management Retention Agreement: in the definition of "Cause," no act will be considered willful if committed in good faith with a reasonable belief that the act is in the Company's best interests. In addition, Executive may Voluntarily Terminate for Good Reason if he is no longer the CEO of the Company or its parent in the event of a Change of Control.

     The Executive shall not be required to mitigate the value of any severance benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source; provided, however, that Executive shall not receive severance benefits under both the Management Retention Agreement and this Agreement.

         (ii) VOLUNTARY TERMINATION OTHER THAN FOR GOOD REASON; INVOLUNTARY TERMINATION FOR CAUSE. In the event Executive terminates his employment voluntarily other than due to a Voluntary Termination for Good Reason or is involuntarily terminated by the Company for Cause, then all vesting of Executive's stock options and restricted stock shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned).

     (i) TERM LIFE INSURANCE POLICY. From the date upon which both parties hereto have signed this Agreement until the earlier of (1) the four year anniversary of the CEO Employment Commencement Date, or (ii) Executive's termination of employment, the Company agrees to either (i) pay 100% of the premiums on a $20 million life insurance policy covering Executive, or (ii) self-insure Executive's life for $20 million; provided, however, that with respect to any such self-insurance, (A) it shall not cover Executive's suicide, and (B) Executive represents to the Company that he is not aware of any life-threatening condition to which he is subject.


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     DEATH OR TOTAL DISABILITY OF EXECUTIVE. Upon Executive's death or becoming permanently and totally disabled (as defined in accordance with Internal Revenue Code Section 22(e)(3) or its successor provision) while Executive is an employee or consultant of the Company, then (i) employment hereunder shall automatically terminate and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned), and all vesting of Executive's stock options and restricted stock shall terminate immediately.

     ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:    3Com Corporation
                           5400 Bayfront Plaza
                           Santa Clara, CA  95052
                           Attn: General Counsel

     If to Executive:      Bruce Claflin
                           at the last residential address known by the Company.

     SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     ENTIRE AGREEMENT. This Agreement, the Stock Plan, the Option Agreement, the Management Retention Agreement, the restricted stock and option agreements, the Confidential Information and Invention Assignment Agreement previously entered into by and between the Company and Executive and the indemnification agreement previously entered into by and between the Company and Executive represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company, including the offer letter to Executive dated June 16, 1998.

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   DISPUTE RESOLUTION.

     (j) The parties shall first meet to settle any dispute through good faith negotiation or non-binding mediation. If not settled by good faith negotiation or non-binding mediation between the parties within 30 days from the date one party requests in writing to meet the other party, then to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be finally settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a protective order on the arbitrator's decision in any court having jurisdiction. The Company shall pay all costs of any mediation or arbitration; provided, however, that each party shall pay its own attorney and advisor fees.

     (k) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

     (l) Executive understands that nothing in Section 9 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

     (m) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 9, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

   COVENANTS NOT TO COMPETE AND NOT TO SOLICIT.

     (n) COVENANT NOT TO COMPETE. In consideration for the benefits Executive is to receive herein Executive agrees that, until the end of the twenty-four month period following the date of his termination of employment with the Company for any reason or no reason, Executive will not directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management


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or control of, any person, firm, corporation or business that engages or participates anywhere in the world in providing goods and services similar to those provided by the Company upon the date of Executive's termination of employment. Ownership of less than 3% of the outstanding voting stock of a corporation or other entity will not constitute a violation of this provision. The Company agrees not to unreasonably withhold consent from Executive to engage in any activity that is not competitive with the Company.

     (o) COVENANT NOT TO SOLICIT. In consideration for the benefits Executive is to receive herein Executive agrees that he (i) will not, at any time during the one year following his termination date, directly or indirectly solicit any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

     (p) REPRESENTATIONS. The parties intend that the covenants contained in
Section 10(a) and (b) shall be construed as a series of separate covenants, one for each county, city and state (or analogous entity) and country of the world. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants, or any part thereof, then such unenforceable covenant, or such part thereof, shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants, or portions thereof, to be enforced.

     (q) REFORMATION. In the event that the provisions of this Section 10 should ever be deemed to exceed the time or geographic limitations, or scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

     (r) REASONABLENESS OF COVENANTS. Employee represents that he (i) is familiar with the covenants not to compete and solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

   NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Chairman of the Board.

   WITHHOLDING. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

   GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

   EFFECTIVE DATE. This Agreement is effective upon the date it has been executed by both parties.

   ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

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   IN WITNESS WHEREOF, the undersigned have executed this Agreement:


3COM CORPORATION

/s/ Eric Benhamou
---------------------------
Eric Benhamou



EXECUTIVE

/s/ Bruce Claflin
---------------------------
Bruce Claflin


Date: December 22, 2000
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